                                                                    Exhibit 25.1

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                           SECTION 305(B) (2)_______

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                          UNION PLANTERS NATIONAL BANK
              (Exact name of trustee as specified in its charter)

                                   62-0859006
                                (I.R.S. employer
                              identification No.)

   6200 Poplar Avenue, Third Floor
          Memphis, Tennessee                               38119
(Address of principal executive offices)                 (Zip code)

                                 Rosemary Clark
                                Vice President &
                            Corporate Trust Counsel
                          Union Planters National Bank
                        6200 Poplar Avenue, Third Floor
                           Memphis, Tennessee  38119
                                 (901) 383-6980
           (Name, Address and Telephone Number of Agent for Service)

                         BUCKEYE CELLULOSE CORPORATION
              (Exact name of obligor as specified in its charter)

        Delaware                                         62-1518973
(State or jurisdiction of                             (I.R.S. employer
incorporation or organization)                       identification No.)

1001 Tillman Street                                        38108
Memphis, Tennessee
(Address of principal executive office)                  (Zip code)

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                   ______% Senior Subordinated Notes due 2008
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

Item 1.  General information

Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

             Comptroller of the Currency, Washington, D.C.

             Federal Deposit Insurance Corporation,
             Washington, D.C.

             Federal Reserve Bank, St. Louis, Missouri


     (b) Whether it is authorized to exercise corporate trust powers.

             Yes.

Item 2.  Affiliations with the Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

             The obligor is not an affiliate of the trustee.

Item 3.  Voting securities of the trustee.

Furnish the following information as to each class of voting securities of the trustee:

             All outstanding voting securities of the trustee are owned by Union Planters Corporation, a registered bank holding company incorporated under the laws of Tennessee in 1971 and headquartered in Memphis, Tennessee ("Parent"). The following is information as to all outstanding voting securities of Parent as of May 31, 1996.

         Col. A                Col. B
         Title of Class        Amount Outstanding
         --------------        ------------------
         Common Stock          46,101,589

Item 4.  Trusteeships under other indentures.

If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

     (a) Title of the securities outstanding under each such other indenture.

         $150,000,000 Buckeye Cellulose Corporation 8 1/2% Senior Subordinated Notes due 2005 (hereinafter referred to as the "2005 Notes")


     (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310 (b) (1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

         This issue of Notes is being issued on a pari passu basis with the 2005 Notes and with any future Senior Subordinated indebtedness. The interests of the holders of the 2005 Notes and the interests of the holders of this issue of Notes would be identical.

Item 5. Interlocking directorates and similar relationships with the obligor or underwriters.

If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.


         None

Item 6.  Voting securities of the trustee owned by the obligor or its officials.

Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

Col. A         Col. B          Col. C        Col. D
Name of owner  Title of class  Amount owned  Percent of
- -------------  --------------  beneficially  Voting secur-
                               ------------  ities represented by
                                             amount given
                                             in Col. C
                                             ---------

                              Not Applicable



Item 7. Voting Securities of the trustee owned by underwriters or their officials.

Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner and executive officer of each such underwriter:

Col. A           Col. B              Col. C               Col. D
Name of owner    Title of class      Amount owned         Percent of Voting
- -------------    --------------      beneficially         securities represented
                                     ------------         by amount given
                                                          ----------------------

                                Not Applicable

Item 8.  Securities of the obligor owned or held by the trustee.

Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

Col. A           Col. B              Col. C               Col. D
Title of Class   Whether the secur-  Amount owned bene-   Percent of class
- --------------   ities are voting    ficially or held as  represented by amount
                 or nonvoting        collateral security  given in Col. C
                 securities          for obligations in   ---------------------
                 ------------------  default by trustee
                                     -------------------

                                Not Applicable

Item 9.  Securities of underwriters owned or held by the trustee.

If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

Col. A           Col. B              Col. C               Col. D
Title of issuer  Amount              Amount owned bene-   Percent of class
and title of     Outstanding         ficially or held as  represented by
classes          -----------         collateral security  amount given
- ---------------                      for obligations in   in Col. C
                                     default by trustee   ----------------
                                     -------------------


                                Not Applicable

Item 10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee
(1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

Col. A             Col. B          Col. C                  Col. D
Title of issuer    Amount          Amount owned            Percent of class
and title of       Outstanding     beneficially or         represented by
classes            -----------     held as collateral      amount given in
- ---------------                    security for obliga-    Col. C
                                   tions in default        ----------------
                                   by trustee
                                   --------------------

                                Not Applicable

Item 11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

Col. A             Col. B          Col. C                  Col. D
Title of issuer    Amount         Amount owned             Percent of
and title of       Outstanding    beneficially or          class represented by
classes            -----------    held as collateral       amount given
- ---------------                   security for obliga-     in Col. C
                                  tions in default         --------------------
                                  by trustee
                                  --------------------

                                Not Applicable

Item 12.  Indebtedness of the Obligor to the Trustee.

Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

              Col. A              Col. B             Col. C
              Nature of           Amount             Date
              Indebtedness        Outstanding        Due
              ------------        -----------        ------

                                Not Applicable

Item 13.  Defaults by the Obligor.

     (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

             Not Applicable.

     (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

             There have been no defaults.

Item 14.  Affiliations with the Underwriters.

If any underwriter is an affiliate of the trustee, describe each such affiliation.

                                 Not Applicable

Item 15.  Foreign Trustee

Identify the order or rule pursuant to which the foreign trustee is authorized to at as sole trustee under indentures qualified or to be qualified under the Act.

                                 Not Applicable

Item 16.  List of Exhibits

List below all exhibits filed as part of this statement of eligibility.

     1.  A copy of the articles of association of the trustee now in effect. *

     2. A copy of the Certificate of Authority of the Trustee to Commence Business. *

     3. A copy of the Authorization of the Trustee to exercise Corporate Trust Powers. *

     4.  A copy of the existing By-Laws of the Trustee. *

     5. A copy of each Indenture referred to in Item 4, if the Obligor is in default. Not Applicable.

     6.  The consent of the United States institutional trustee required by
         Section 321(b) of the Act.

     7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.


* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to exhibits bearing identical numbers in Item 16 of the Form T-1 of Union Planters National Bank filed as Exhibit 25.1 to the Registration Statement on Form S-1 of Buckeye Cellulose Corporation filed with the Securities and Exchange Commission on October 6, 1995 (Registration Number 33-97836).


                                      NOTE
                                      ----

In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor and its directors or officers, or any underwriter for the obligor, the undersigned Union Planters National Bank has relied upon information furnished to it by the obligor or such underwriter and the undersigned disclaims responsibility for the accuracy or completeness of such information.


                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Union Planters National Bank, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Memphis, and State of Tennessee, on the 19th day of June, 1996.

                                     UNION PLANTERS NATIONAL BANK
                                              (Trustee)


                                     By:  /s/ Rosemary Clark
                                          ------------------------
                                          Rosemary Clark
                                          Vice President and
                                          Corporate Trust Counsel

                                   EXHIBIT 6


                               CONSENT OF TRUSTEE


     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the sale by Buckeye Cellulose Corporation of its ___% Senior Subordinated Notes due 2008, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                     UNION PLANTERS NATIONAL BANK
                                               (Trustee)


                                     By: /s/ Rosemary Clark
                                         ------------------------
                                         Rosemary Clark
                                         Vice President and
                                         Corporate Trust Counsel



Dated: June 19, 1996
T-1form

                                   EXHIBIT 7

     The following is the latest report of condition of the Trustee at the close of business on March 31, 1996, published in response to call made by the Comptroller of the Currency of the United States of America, under Title 12, United States Code, Section 161, U.S. Revised Statutes.

                                                          Reserve District No. 8

Charter No. 13349

UNION PLANTERS NATIONAL BANK  Call Date: 03/31/96  ST-BK: 47-1890  FFIEC 032
P.O. Box 387                                                       Page RC- 1
MEMPHIS, TN 38147             Vendor ID: D         CERT: 04979
                                                                       9
Transmit Number: 08400008
Transmitted to EDS as 0082030 on 04/29/96 at 21:00:58 CST

Consolidated Report of Condition for Insured
Commercial and State-Chartered Savings Banks for March 31, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                        C300 (--
                                                     Dollar Amounts in Thousands
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
ASSETS
 1. Cash and balances due from depository institutions
    (from Schedule RC-A):                                   RCON
    a. Noninterest-bearing balances and currency and        ----
       coin(1)............................................  0081..   140,274 1.a
    b. Interest-bearing balances(2).......................  0071..         0 1.b
 2. Securities:
    a. Held-to-maturity securities (from Schedule RC-B,
       column A)..........................................  1754..         0 2.a
    b. Available-for-sale securities (from Schedule RC-B,
       column D)..........................................  1773..   465,152 2.b
 3. Federal funds sold and securities purchased under
    agreements to resell:
    a. Federal funds sold.................................  0276..   129,100 3.a
    b. Securities purchased under agreements to resell....  0277..         0 3.b
 4. Loans and lease financing receivables:
    a. Loans and leases, net of      RCON
       unearned income (from         ----
       Schedule RC-C).............   2122..  1,293,325             ......... 4.a
    b. LESS: Allowance for loan
       and lease losses...........   3123..     33,665             ......... 4.b
    c. LESS: Allocated transfer
       risk reserve...............   3128..          0             ......... 4.c
    d. Loans and leases, net of unearned income,
       allowance, and reserve (item 4.a minus 4.b and
       4.c)...............................................  2125.. 1,259,660 4.d
 5. Trading assets (from Schedule RC-D)...................  3545..   134,926 5.
 6. Premises and fixed assets (including capitalized
    leases)...............................................  2145..    58,147 6.
 7. Other real estate owned (from Schedule RC-M)..........  2150..       125 7.
 8. Investments in unconsolidated subsidiaries and
    associated companies (from Schedule RC-M).............  2130..         0 8.
 9. Customers' liability to this bank on acceptances
    outstanding...........................................  2155..       175 9.
10. Intangible assets (from Schedule RC-M)................  2143..     8,421 10.
11. Other assets (from Schedule RC-F).....................  2160..    59,445 11.
12. Total assets (sum of items 1 through 11)..............  2170.. 2,255,425 12.

- --------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held in trading.

UNION PLANTERS NATIONAL BANK  Call Date: 03/31/96  ST-BK: 47-1890  FFIEC 032
P.O. Box 387                                                       Page RC- 2
MEMPHIS, TN 38147             Vendor ID: D         CERT: 04979
                                                                       10
Transmit Number: 08400008
Transmitted to EDS as 0082030 on 4/29/96 at 21:00:58 CST

Schedule RC--Continued

                                                     Dollar Amounts in Thousands
- --------------------------------------------------------------------------------
LIABILITIES
13. Deposits:                                            RCON
    a. In domestic offices (sum of totals of columns A   ----
       and C from Schedule RC-E......................... 2200.. 1,322,854 13.a
                                       RCON
                                       ----
       (1) Noninterest-bearing(1)..... 6631..  352,537          ......... 13.a.1
       (2) Interest-bearing........... 6636..  970,317          ......... 13.a.2
    b. In foreign offices, Edge and Agreement
       subsidiaries, and IBFs...........................        .........
       (1) Noninterest-bearing..........................        .........
       (2) Interest-bearing.............................        .........
14. Federal funds purchased and securities sold under
    agreements to repurchase:
    a. Federal funds purchased.......................... 0278..   494,677 14.a
    b. Securities sold under agreements to repurchase... 0279..    40,063 14.b
15. a. Demand notes issued to the U.S. Treasury......... 2840..         0 15.a
    b. Trading liabilities (from Schedule RC-D)......... 3548..         0 15.b
16. Other borrowed money:
    a. With a remaining maturity of one year or less.... 2332..     3,644 16.a
    a. With a remaining maturity of more than one year.. 2333..   148,781 16.b
17. Mortgage indebtedness and obligations under
    capitalized leases.................................. 2910..       950 17.
18. Bank's liability on acceptances executed and
    outstanding......................................... 2920..       175 18.
19. Subordinated notes and debentures................... 3200..         0 19.
20. Other liabilities (from Schedule RC-G).............. 2930..    30,809 20.
21. Total liabilities (sum of items 13 through 20)...... 2948.. 2,041,953 21.

22. Limited-life preferred stock and related surplus.... 3282..         0 22.

EQUITY CAPITAL
23. Perpetual preferred stock and related surplus....... 3838..         0 23.
24. Common stock........................................ 3230..    18,047 24.
25. Surplus (exclude all surplus related to preferred
    stock).............................................. 3839..   113,050 25.
26. a. Undivided profits and capital reserves........... 3632..    76,502 26.a
    b. Net unrealized holding gains (losses) on
       available-for-sale equity securities............. 8434..     5,873 26.b
27. Cumulative foreign currency translation
    adjustments.........................................        .........
28. Total equity capital (sum of items 23 through 27)... 3210..   213,472 28.
29. Total liabilities, limited-life preferred stock,
    and equity capital (sum of items 21, 22, and 28).... 3300.. 2,255,425 29.

Memorandum

To be reported only with the March Report of Condition.
 1. Indicate in the box at the right the number of the
    statement below that best describes the most
    comprehensive level of auditing work performed for
    the bank by independent external auditors as of any
    date during 1991.................................... 6724..         1 M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work
- --------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.